Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Prestige Cruises International, Inc., of our report dated March 24, 2014 relating to the financial statements and financial statements schedules of Prestige Cruises International, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Miami, Florida

March 24, 2014